                                                                                                                         COMMISSION
                                                                                                                            PAID
                                                 TRADE     AFFILIATED PRINCIPAL      EXECUTING     PURCHASE  SHARES/PAR     PER
   FUND NAME          SECURITY DESCRIPTION        DATE         UNDERWRITER             BROKER       PRICE      AMOUNT      SHARE
----------------  ----------------------------  --------  ----------------------  ---------------  --------  ----------  ----------
High Income Fund    Lender Process Services     06/18/08  Wells Fargo Securities       Chase        $100.00     430,000    $0.00
                      Lender 8 1/8 7/16

Strategic Income    Lender Process Services     06/18/08  Wells Fargo Securities       Chase        $100.00      55,000    $0.00
     Fund            Lender 8 1/8 7/16

High Income Fund     Quicksilver Resources      06/24/08  Wells Fargo Securities   Credit Suisse    $ 98.66   1,445,000    $0.00
                      KWK 7 3/4 8/1/15

Ultra Short Term      XTO Energy Inc. XTO       08/04/08  Wells Fargo Securities       Lehman       $ 99.99   2,000,000    $0.00
  Income Fund              5 08/1/10

Short Term Bond      Centerpoint Hous CNP       01/06/09  Wells Fargo Securities   Credit Suisse    $ 99.98   3,000,000    $0.00
     Fund                  7 3/1/14

Income Plus Fund  Devon Energy DVN 6.3 1/15/19  01/06/09  Wells Fargo Securities        UBS         $ 99.70   1,825,000    $0.00

   Government     Bank of America Corp BAC 2.1  01/27/09  Wells Fargo Securities  Bank of America   $ 99.97  36,000,000    $0.00
Securities Fund            4/30/12

High Income Fund     Chesapeake Energy Corp     01/28/09  Wachovia Securites            DB          $ 95.07     940,000    $0.00
                         CHK9.5 2/15/15

Strategic Income     Chesapeake Energy Corp     01/28/09  Wachovia Securites            DB          $ 95.07      60,000    $0.00
     Fund                CHK9.5 2/15/15

 Short Term Bond     Altria Group Inc. MO 7     02/03/09  Wachovia Securities          CHSI         $ 99.84   2,000,000    $0.00
      Fund                 3/4 2/6/14

Short Term Bond      McKesson Corp MCK 6.5      02/09/09  Wachovia Securities     Bank of America   $ 99.94   2,000,000    $0.00
     Fund                   2/15/14

High Income Fund   Denbury Resource DNR 9.75    02/10/09  Wachovia Securities          CHSI         $ 92.82     470,000    $0.00
                            3/1/16

Strategic Income   Denbury Resource DNR 9.75    02/10/09  Wachovia Securities          CHSI         $ 92.82      30,000    $0.00
     Fund                   3/1/16

Short Term Bond   Hewlett Packard Co. HPQ 4.75  02/23/09  Wells Fargo Securities        DB          $ 99.99   1,275,000    $0.00
     Fund                   6/2/14

High Income Fund  Ameristar Casino ASCA 9.25%   05/12/09  Wachovia Securities     Bank of America   $ 97.10       9,550    $0.00

High Income Fund           MGM 11.125%          05/14/09  Wachovia Securities     Bank of America   $ 97.34       9,550    $0.00

Strateigc Income    Apria Health AHG 11.25%     05/21/09  Wachovia Securities     Bank of America   $ 97.05       1,150    $0.00
     Fund

Ultra Short Term  Hewlett Packard Co HPQ Float  05/21/09  Wachovia Securities           MS          $100.00      30,000    $0.00
  Income Fund               5.27.11

Ultra Short Term  Hewlett Packard Co HPQ Float  05/21/09  Wachovia Securities           MS          $100.00       1,150    $0.00
   Income Fund              5.27.11

High Income Fund  Pride International PDE 8.5%  05/28/09  Wachovia Securities           GS          $ 99.64      20,000    $0.00